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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                            Current Report Pursuant
                         to Section l3 or l5(d) of the
                        Securities Exchange Act of l934


Date of Report (Date of earliest event reported)     February 10, 1995
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                        True North Communications Inc.
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            (Exact Name of Registrant as Specified in its Charter)


                                   Delaware
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                (State or Other Jurisdiction of Incorporation)


          1-5029                                     36-1088161
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  (Commission File Number)              (I.R.S. Employer Identification No.)


101 East Erie Street, Chicago, IL                          60611-2897
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(Address of Principal Executive Offices)                   (Zip Code)


                                (312) 751-7000
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Registrant's Telephone Number, Including Area Code:


                  Foote, Cone & Belding Communications, Inc.
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(Former Name or Former Address, if Changed Since Last Report)






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Item 5.  Other Events.

     TRUE NORTH INTENSIFIES ITS EFFORTS TO TAKE CONTROL OF ITS EUROPEAN JOINT VENTURE

     True North Communications Inc. is today announcing it is intensifying its efforts to take control of the joint venture between FCB International, Inc. and Publicis Communication. This action follows earlier unsuccessful attempts by True North to come to amicable terms with Publicis on a series of alleged breaches of their alliance agreements that caused True North to initiate arbitration proceedings against Publicis last September. One of the remedies to which True North is entitled if it prevails in the arbitration is the right to acquire majority control of the joint venture, of which it currently owns 49%.

     As previously disclosed, on September 22, 1994, True North and its subsidiary FCB International, Inc. ("FCBI") commenced an international arbitration proceeding against Publicis S.A., Publicis Communication, and Publicis-FCB B.V. ("PBV"). True North contends that one or more of the respondents failed to comply with provisions of the alliance agreements in relation to certain unauthorized business acquisitions.

     Because of recent developments, True North is now taking steps to expedite the arbitration proceeding and obtain a decision that the Publicis companies have breached the alliance agreements in one or more respects.

     In early February, 1995, True North received from Publicis Communication a letter attempting to terminate the Master Alliance Agreement. On February 10, Publicis confirmed its decision to attempt to rescind the alliance agreement by notifying the French Stock Exchange Commission and issuing a press release.

     True North believes that the attempt to rescind is not valid or legally effective as to any of the alliance agreements. None of the alliance agreements provides for termination solely on one party's notice. In fact, the specific agreement governing the European joint venture requires the mutual consent of both Publicis Communication and FCB for termination. True North intends to contest the validity and effectiveness of the attempted termination in the arbitration.

     True North also strongly believes that any attempt by Publicis to rescind the alliance agreement will avoid neither the arbitration nor impede True North's ability to seek to obtain contractual remedies, including taking majority control, as set forth in the agreements. The arbitration is proceeding, and the arbitration panel is expected to be impaneled this month. In addition to control of the joint venture, the relief that True North requested in its notice of arbitration were remedies available under applicable law, and remedies determined by the arbitrators to be necessary or appropriate. If necessary, True North will also seek, from courts or the arbitrators, appropriate interim relief during the pendancy of the arbitration.


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     True North believes that these steps will protect shareholder value and are in the best interests of its shareholders. It believes it has meritorious legal positions in the arbitration but certainly will not speculate as to its outcome. Despite their differences, both True North and Publicis have committed that these developments will have no effect upon joint venture daily operations or its services to clients. In a statement released to the French Stock Exchange Commission on Friday, February 10th, Publicis S. A. expressed its willingness to continue to cooperate with True North. While True North is also willing to participate in further discussion during the course of the arbitration, it will take all necessary measures to protect its fundamental legal rights under the existing alliance agreements and the best interests of its shareholders and clients.

     True North's previously announced two-for-one stock split, effective February 17, 1995, is not affected by these actions.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRUE NORTH COMMUNICATIONS INC.

Date: February 13, 1995                By /s/ John J. Rezich
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                                            John J. Rezich
                                              Controller

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